Exhibit 99.1

Genpact Reports Financial Results for the Third Quarter of 2008

Third Quarter Revenues Grow 26%  year over year

Adjusted Income from Operations Increases 39%  year over year

Gurgaon, India and New York, NY, November 6, 2008 — Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced financial results for the third quarter ended September 30, 2008.

Key Financial Results - Third Quarter 2008

•                    Revenues were $270.8 million, up 26% from the third quarter of 2007.

•                    Net income was $33.6 million, up 106% from $16.3 million in the third quarter of 2007; net income margin for the third quarter of 2008 was 12.4%, up from 7.6% in the third quarter of 2007.

•                    Diluted earnings per common share were $0.15, up from $0.07 per share in the third quarter of 2007.

•                    Adjusted income from operations increased 39% to $49.5 million compared to the third quarter of 2007.

•                    Adjusted income from operations margin was 18.3%, up from 16.6% in the third quarter of 2007.

•                    Adjusted diluted earnings per share were $0.21, up from $0.13 in the third quarter of 2007.

Pramod Bhasin, Genpact’s President and CEO said, “We completed a good third quarter, despite the dramatic changes in the global economy that began several months ago.  Notable highlights of the quarter included 61% growth in Global Client revenues within our overall revenue growth of 26% and a 166 basis point improvement in adjusted operating income margin year over year.  Based on our performance to date and our outlook for the remainder of the year, we continue to expect our 2008 full year revenues to grow by 26-28% from $823 million in 2007 and adjusted income from operations margin to improve by 80 to 100 basis points to between 17.1% and 17.3%.  However, in light of the current environment, we expect that both measures will likely be at the lower end of the range.”

Global Client revenues increased 61% compared to the third quarter of 2007 (growth with existing clients, or organic growth, excluding divested GE business was 61%), driven by Genpact’s ability to expand its existing client relationships and build new ones.

Genpact continues to expand its client base. New additions include:

•                     a Fortune 500 computer software company;

•                     a global publisher and information provider;

•                     a large regional US bank; and

•                     a large US based pediatric healthcare organisation.

GE revenues for the third quarter of 2008 were flat compared to the third quarter of 2007.  Organic GE revenue growth was 6% this quarter.  This excludes revenues from businesses divested by GE in 2007, all of which Genpact continues to serve and whose revenues are now included in Global Client revenues.

As of the end of the third quarter of 2008, 26 clients each accounted for $5 million or more of Genpact’s revenues in the last twelve months. Of those, four clients each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

The mix between business process services and IT services revenues shifted slightly towards business process services in the third quarter of 2008, with business process services contributing approximately 81% of revenues in the third quarter of 2008, up from 76% for the full year 2007.

Genpact generated $59 million of cash from operations in the third quarter of 2008, up from $27 million in the third quarter of 2007.

Year-to-Date Results

•                    Revenues were $759.0 million, up 28% from the nine months ended September 30, 2007.

•                    Net income was $78.1 million, up 209% from $25.3 million in the nine months ended September 30, 2007; net income margin for the nine months ended September 30, 2008 was 10.3%, up from 4.3% in the nine months 2007.

•                    Diluted earnings per common share were $0.36, up from a loss of $0.13 per share in the nine months ended September 30, 2007.

•                    Adjusted income from operations increased 37% to $119.7 million compared to the nine months ended September 30, 2007.

•                    Adjusted income from operations margin was 15.8%, up from 14.7% in the nine months ended September 30, 2007.

•                    Adjusted diluted earnings per share were $0.53, up from $0.30 in the nine months ended September 30, 2007.

Annualized revenue per employee for the nine months ended September 30, 2008 was approximately $30,300, an increase from approximately $28,200 for the full year of 2007.  As of September 30, 2008, Genpact had more than 36,000 employees worldwide. Genpact’s attrition rate for the nine months ended September 30, 2008, measured from day one of employment, was 26% compared to 30% in 2007. Genpact’s attrition rate would be 20% if measured after six months of employment as many of Genpact’s competitors do.

Conference Call to Discuss Financial Results

Genpact management will host a conference call at 8 a.m. (Eastern Standard Time) on November 7, 2008 to discuss the Company’s performance for the periods ended September 30, 2008. To participate, callers can dial 1 (866) 543-6403 from within the U.S. or 1 (617) 213-8896 from any other country. Thereafter, callers need to enter the participant passcode, which is 96896908.

For those who cannot participate in the calls, a replay and podcast will be available on our website, www.genpact.com, after the end of the calls. A transcript of both calls will also be made available on our website.

About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. The Company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, the Philippines, the Netherlands, Romania, Spain, Guatemala and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to the risks and uncertainties arising from our past and future acquisitions, slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Contact

Investors	Anil Nayar
+91 (124) 402-3079
anil.nayar@genpact.com

Media	Anita Trehan
+91 (124) 402 2726
anita.trehan@genpact.com

Genpact Limited and its Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$279,306	$303,060
Accounts receivable, net	99,354	147,698
Accounts receivable from a significant shareholder, net	93,307	84,739
Short term deposits with a significant shareholder	35,079	21,064
Deferred tax assets	9,683	31,615
Due from a significant shareholder	8,977	6,305
Prepaid expenses and other current assets	146,155	116,617
Total current assets	671,861	711,098

Property, plant and equipment, net	195,660	179,078
Deferred tax assets	2,196	73,279
Investment in equity affiliate	197	810
Customer-related intangible assets, net	99,257	66,042
Other intangible assets, net	10,375	6,431
Goodwill	601,120	552,433
Other assets	162,800	74,233
Total assets	$1,743,466	$1,663,404

Genpact Limited and its Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2007	2008
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$19,816	$24,512
Current portion of long-term debt from a significant shareholder	1,125	—
Current portion of capital lease obligations	38	360
Current portion of capital lease obligations payable to a significant shareholder	1,826	1,554
Accounts payable	12,446	10,031
Income taxes payable	7,035	29,064
Deferred tax liabilities	20,561	988
Due to a significant shareholder	8,930	3,953
Accrued expenses and other current liabilities	197,298	306,293
Total current liabilities	$269,075	$376,755

Long-term debt, less current portion	100,041	79,562
Long-term debt from a significant shareholder, less current portion	2,740	—
Capital lease obligations, less current portion	137	1503
Capital lease obligations payable to a significant shareholder, less current portion	2,969	2,415
Deferred tax liabilities	40,738	9,909
Due to a significant shareholder	8,341	6,251
Other liabilities	65,630	242,344
Total liabilities	$489,671	$718,739

Minority interest	3,066	1,918

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 212,101,874 and 214,528,898 issued and outstanding as of December 31, 2007 and September 30, 2008, respectively	2,121	2,145
Additional paid-in capital	1,000,179	1,025,842
Retained earnings	26,469	104,613
Accumulated other comprehensive income (loss)	221,960	(189,853)
Total shareholders’ equity	1,250,729	942,747
Commitments and contingencies
Total liabilities, minority interest and shareholders’ equity	$1,743,466	$1,663,404

Genpact Limited and its Subsidiaries

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
Net revenues
Net revenues from services — significant shareholder	$122,981	$123,504	$368,214	$363,678
Net revenues from services — others	91,678	147,278	221,908	395,286
Other revenues	110	17	1,492	37
Total net revenues	214,769	270,799	591,614	759,001
Cost of revenue
Services	122,564	155,765	351,098	448,938
Others	99	—	1,133	—
Total cost of revenue	122,663	155,765	352,231	448,938
Gross profit	92,106	115,034	239,383	310,063

Operating expenses:
Selling, general and administrative expenses	59,036	71,175	159,711	199,943
Amortization of acquired intangible assets	9,358	8,974	27,987	28,799
Other operating (income) expense, net	(810)	(1,443)	(2,533)	(1,507)
Income from operations	$24,522	$36,328	$54,218	$82,828

Foreign exchange (gains), net	(1,029)	(1,557)	(1,485)	(7,390)
Other income (expense), net	(619)	3,263	(7,697)	8,284

Income before share of equity in (earnings) loss of affiliate, minority interest and income tax expense	24,932	41,148	48,006	98,502

Equity in (gain) loss of affiliate	61	(37)	141	282

Minority interest	2,062	1,859	5,754	7,841

Income taxes expense	6,486	5,692	16,849	12,235
Net Income	$16,323	$33,634	$25,262	$78,144

Net income (loss) available to common shareholders	12,736	33,634	(13,877)	78,144
Earnings (loss) per common share -
Basic	$$0.07	$0.16	$(0.13)	$0.37
Diluted	$$0.07	$0.15	$(0.13)	$0.36

Weighted average number of common shares used in computing earnings (loss) per common share -
Basic	186,839,059	214,182,308	108,173,821	213,127,131
Diluted	195,698,132	219,350,826	108,173,821	218,550,988

Genpact Limited and its Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2007	2008
Operating activities
Net income	$25,262	$78,144
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	34,948	41,700
Amortization of debt issue costs	658	491
Amortization of acquired intangible assets	28,758	29,522
Loss (gain) on sale of property, plant and equipment, net	(28)	2,116
Provision for doubtful receivables	2,945	2,890
Provision for mortgage loans	1,551	542
Unrealized (gain) loss on revaluation of foreign currency asset/liability	694	(2,405)
Equity in loss of affiliate	141	282
Minority interest	5,754	7,841
Share-based compensation expense	8,909	12,643
Deferred income taxes	(3,264)	(13,926)
Change in operating assets and liabilities:
Increase in accounts receivable	(43,497)	(44,876)
Increase in other assets	(9,064)	(32,852)
Decrease in accounts payable	(357)	(1,814)
Increase in accrued expenses and other current liabilities	8,761	16,116
Increase in income taxes payable	12,383	21,934
Increase in other liabilities	5,672	9,615
Net cash provided by operating activities	$80,226	$127,963

Investing activities
Purchase of property, plant and equipment	(42,833)	(45,935)
Purchase of property, plant and equipment in assets acquisition	—	(7,015)
Proceeds from sale of property, plant and equipment	2,923	6,219
Investment in affiliates	(455)	(883)
Short term deposits placed	(137,790)	(193,171)
Redemption of short term deposits	117,321	203,108
Payment for business acquisition, net of cash acquired	(14,771)	—
Net cash used in investing activities	$(75,605)	$(37,677)

Financing activities
Repayment of capital lease obligations	(2,233)	(2,273)
Proceeds from long-term debt	1,525	—
Repayment of long-term debt	(16,076)	(20,063)
Short-term borrowings, net	(82,500)	—
Repurchase of common shares and preferred stock	(1,994)	—
Deferred IPO cost	(6,822)	—
Proceeds from issuance of common shares on exercise of options	1,601	13,044
Proceeds from issuance of common shares from initial public offering	303,512	—
Payment to minority shareholders	(3,436)	(8,864)
Net cash provided (used) by financing activities	$193,577	$(18,156)

Effect of exchange rate changes	19,200	(48,376)
Net increase in cash and cash equivalents	198,198	72,130
Cash and cash equivalents at the beginning of the period	35,430	279,306
Cash and cash equivalents at the end of the period	$252,828	$303,060

Supplementary information
Cash paid during the period for interest	$11,169	$4,750
Cash paid during the period for income taxes	$10,659	$27,377
Property, plant and equipment acquired under capital lease obligation	$1,806	$3,571
Shares issued for business acquisition	$23,265	$—

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income, adjusted earnings per share and pro forma earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense related to employee stock options, amortization of acquired intangibles at formation in 2004 and additional depreciation due to mark-to-market adjustment at formation in 2004 for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and additional depreciation due to mark-to-market adjustment at formation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

In addition, for its internal management reporting for 2007, Genpact’s management used adjusted earnings per share and pro forma earnings per share that do not include impact of the undistributed earnings to preferred stock, preferred dividend and beneficial interest on conversion of preferred stock dividend and assumes the preferred stock was converted to common shares. As of July 13, 2007, prior to the IPO, all the preferred stock has been converted to common shares. Accordingly, the Company believes that to evaluate period to period comparisons, the presentation of non-GAAP adjusted earnings per share and pro forma earnings per share when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

During the second quarter of 2008, Genpact reclassified its foreign exchange gains or losses from a separate line item in order to more clearly reflect Genpact’s costs, including the impact of its long-term foreign exchange hedging strategy. This reclassification affects income from operations and consequently affects adjusted income from operations. This reclassification does not affect adjusted net income or adjusted earnings per share.

The following tables show the reconciliation of the adjusted financial measures from GAAP on a reclassified basis for the periods ended September 30, 2008:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Quarter Ended September 30,		Nine months Ended September 30,
	2007	2008	2007	2008

Income from operations as per GAAP	$24,522	$36,328	$54,218	$82,828
Add: Amortization of acquired intangible assets resulting from Formation Accounting	8,654	8,649	27,169	27,906
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	14	1,542	42
Add: Share based compensation	3,678	4,334	8,909	12,643
Add: FBT impact on share based compensation recovered from employees	—	1,138	—	2,691
Add: Gain (loss) on interest rate swaps	(189)	—	90	(283)
Add: Other income	620	830	1,031	2,003
Less: Equity in gain (loss) of affiliate	(61)	37	(141)	(282)
Less: Minority interest	(2,062)	(1,859)	(5,754)	(7,841)
Adjusted income from operations	$35,676	$49,471	$87,064	$119,707

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Quarter Ended September 30,		Nine months Ended September 30,
	2007	2008	2007	2008

Net income as per GAAP	$16,323	$33,634	$25,262	$78,144
Add: Amortization of acquired intangible assets resulting from Formation Accounting	8,654	8,649	27,169	27,906
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	14	1,542	42
Add: Share based compensation	3,678	4,334	8,909	12,643
Add: FBT impact on share based compensation recovered from employees	—	1,138	—	2,691
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,369)	(2,048)	(3,010)	(5,512)
Adjusted net income	$27,800	$45,721	$59,872	$115,914
Diluted adjusted earnings per share	$0.13	$0.21	$0.30	$0.53

Reconciliation of Pro Forma Earnings Per Share

(Unaudited)

(In thousands, except per share data)

	Quarter Ended September 30,		Nine months Ended September 30,
	2007	2008	2007	2008

Net income (loss) available to common shareholders as per GAAP	$12,736	$33,634	$(13,877)	$78,144
Add: preferred dividend	527	—	7,643	—
Add : undistributed earnings to preferred stock	1,119	—	3,207	—
Add: beneficial interest on conversion of preferred stock dividend	1,941	—	28,289	—
Pro forma net income available to common shareholders	$16,323	$33,634	$25,262	$78,144
Diluted pro forma earnings per share	$0.08	$0.15	$0.12	$0.36
Weighted average number of common shares used in computing dilutive earnings (loss) per common share as per GAAP	195,698,132	219,350,826	108,173,821	218,550,988
Pro forma dilutive effect of stock options	—	—	9,125,857	—
Add: Impact of preferred stock converted into common stock (a)	17,232,442	—	85,284,637	—
Weighted average number of adjusted common shares used in computing adjusted and pro forma dilutive earnings (loss) per common share	212,930,574	219,350,826	202,584,315	218,550,988

(a) Pro forma earnings per share give effect to Genpact’s 2007 reorganization of legal entities as if it occurred on January 1, 2007. In Genpact’s 2007 reorganization, the shareholders of Genpact Global Holdings exchanged their preferred and common shares of Genpact Global Holdings for common shares of Genpact Limited.